Exhibit 6.10

MIAMI BEACH LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”) is made as of the 12th day of April 2018 (“Effective Date”), by and between 615 – 5th street, corp., a Florida for-profit corporation (“Landlord”), and LMP Finance LLC. DBA LMP Rentals Delaware Corporation (“Tenant”)

LEASE SUMMARY

a)	Landlord’s Notice Address:	1200 Brickell Avenue, #1470 Miami, FL 33131
b)	Address of Leased Premises:	506 Washington Avenue Miami Beach, FL 33139
c)	Tenant’s Notice Address:	506 Washington Avenue Miami Beach, FL 33139
d)	Tenant’s Telephone Number(s):	917-642-1669 Sam Tawfik
e)	Tenant’s Trade Name:	LMP Finance LLC. DBA LMP Rentals
f)	Lease Commencement Date:	April 12, 2018
g)	Lease Expiration Date:	April 30, 2019
h)	Rent Commencement Date:	May 1, 2018
i)	Renewal Option(s):	One (1) year. Rent during the renewal period shall be $4,000.00 per month.
j)	Gross Useable Area of Premises: Total Square Footage of Center:	Approximately 651 Approximately 14,000 square feet
k)	Tenant Improvement Allowance:	None
l)	Minimum Base Rent:	Initial Term: Lease Year 1: 2018 - 2019: $3,800.00 per month Renewal Term: Lease Year 2: 2019-2020: $4,000.00 per month
m)	Permitted Use:

For the operation of a luxury car rental store. No exclusive parking rights are granted. Parking is for customers only. No employee parking is permitted. No storing of rental cars in the parking lot is permitted.

n)		Renewal Base Rent: $4,000.00

THE FOREGOING LEASE SUMMARY IS AN INTEGRAL PART OF THIS LEASE AGREEMENT

ARTICLE I: BASIC LEASE PROVISIONS

SECTION 1.01 Leased Premises

In consideration of the rents covenants and agreements hereafter reserved and contained on the part of the Tenant to be observed and performed the Landlord demises and leases to the Tenant and Tenant rents from Landlord those certain premises now existing in the Shopping Center, (herein called the “Shopping Center“) located in Miami-Dade County, Florida, which premises is identified as store number 506 Washington Avenue (the “Leased Premises”), containing approximately 651 square feet, which amount shall be deemed conclusive for all purposes under this Lease. The boundaries and location of the Leased Premises are outlined on the site plan of the Shopping Center which is marked Exhibit “A” attached hereto and made a part hereof. Dimensions for all purposes shall be measured from the center line of the interior walls or from the exterior face of the exterior walls. The Leased Premises are located on real property described in Exhibit “B” attached hereto and a made part hereof.

SECTION 1.02 Use of Additional Areas.

The use and occupation by the Tenant of the Leased Premises shall include the non-exclusive use in common with others entitled thereto of the common areas, access and egress, service roads, malls, loading facilities, sidewalks and customer car parking areas as such common areas now exist or as such common areas may hereafter be constructed, and other facilities as may be designated from time to time by the Landlord subject, however to the terms and conditions of this Lease and to reasonable and non-discriminatory rules and regulations for the use thereof as prescribed from time to time by the Landlord.

SECTION 1.03 Commencement and Length of Term.

The term of this Lease shall commence on the date set forth in Section (f) of the Lease Summary and shall continue until the Lease Expiration Date as set forth in section (g) of the Lease Summary.

SECTION 1.04 Commencement of Rent.

The Tenant’s obligation to pay Rent (hereinafter defined) shall commence on the date set forth in Section (h) of the Lease Summary. If the Rent Commencement Date is other than the first day of a calendar month, then the installments of Base Rent and Additional Rent for such month shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month shall be calculated by multiplying the equal monthly installment by a fraction, the numerator of which shall be the number of days of the Lease term occurring during said commencement month, and the denominator of which shall be thirty (30).

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SECTION 1.05 Intentionally omitted.

SECTION 1.06 Excuse of Landlord’s Performance.

Anything in this Agreement to the contrary notwithstanding, the Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing through Act of God, or other causes beyond the control of the Landlord.

SECTION 1.07 Obligations of Tenant Before Lease Term Begins.

This Lease shall be effective as of the Effective Date and thereafter neither Landlord nor Tenant shall have the right to terminate this Lease except as specifically set forth in this Lease. From and after the Rent Commencement Date, Tenant shall also be responsible for the payment of Base Rent.

ARTICLE II: RENT

SECTION 2.01 Base Rent.

(a) Commencing on the Rent Commencement Date and continuing thereafter throughout the full term of the Lease, Tenant hereby agrees to pay to Landlord Base Rent, as listed in Section (l) of the Lease Summary.

The Base Rent shall be payable by Tenant in equal monthly installments on or before the first day of each month in advance at the office of the Landlord as set forth in Section (a) of the Lease Summary or at such other place designated by Landlord, without notice or demand and without any deduction, counterclaim, or set-off whatsoever.

(b) In the event that at any time any personal or corporate check, or other form of payment acceptable to Landlord of Tenant should be returned marked “insufficient funds” or should not be properly paid by the drawee bank for any reason, Landlord may, without prejudice to any other right or remedy accruing to Landlord under this Lease, require that all future rental payments are to be made on or before the due date by cashiers’ check or money order.

(c) As used herein, the term “Rent” shall mean and collectively refer to the Base Rent, Additional Rent (hereinafter defined) and all other sums payable by Tenant hereunder.

SECTION 2.02 Lease Year.

The term “Lease Year” as used herein shall mean consecutive twelve month periods. The first Lease Year commences on the Rent Commencement Date, with each Lease Year thereafter commencing on the anniversary of the Rent Commencement Date.

SECTION 2.03 Sales or Use Tax or Excise Tax.

Tenant shall pay, as Additional Rent under this Lease, all sales or use or excise tax imposed, levied or assessed against the Base Rent or any other charge or payment required herein by any governmental authority having jurisdiction thereover, even though the taxing statute or ordinance may purport to impose such sales tax against the Landlord. In the event that Tenant becomes required to pay sales tax, the payment of such sales tax shall be made by Tenant on a monthly basis concurrently with payment of Base Rent and Additional Rent.

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SECTION 2.04 Control of Common Areas by Landlord.

All areas within the exterior boundaries of the Shopping Center which are not now or hereafter held for lease or occupation by the Landlord, or used by other persons entitled to occupy floor space in the Shopping Center, including without limitation, all automobile parking areas, driveways, entrance and exits thereto, and other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, first aid stations, comfort stations, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees and customers, (herein after called “Common Areas”), shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, but not the obligation, to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same, from time to time; to change the area, level, location and arrangement of parking areas and other facilities herein above referred to; to restrict parking by tenants, their officers, agents and employees to and to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating, or in lieu thereof, to apply the net proceeds from such charges, after deduction of costs applicable thereto, to the reduction of the cost of maintaining the parking facilities.

Landlord shall have the right to close all or any portion of Common Areas to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvements of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord shall keep said Common Areas clean and in good repair and available for the purposes for which they are intended. Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Areas and facilities.

SECTION 2.05 License.

All Common Areas and facilities not within the Leased Premises which Tenant may be permitted to use and occupy are hereby authorized to be used and occupied under a revocable license and that such license shall not be revoked so long as Tenant is not in breach of this Lease. If any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation nor will diminution of such areas be deemed constructive or actual eviction.

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SECTION 2.06 Intentionally Deleted

SECTION 2.07 Additional Rent.

In order to give Landlord a lien of equal priority with Landlord’s lien for rent, any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not the same is so designated, shall be considered “Additional Rent”. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder or limit any other remedy of the Landlord.

ARTICLE III: CONSTRUCTION OF LEASED PREMISES

SECTION 3.01 Delivery

Landlord will deliver the premises to Tenant “as is”

SECTION 3.02 Intentionally Deleted

SECTION 3.03 Intentionally Deleted

SECTION 3.04 Changes and Additions to Building.

Landlord hereby reserves the right at any time to perform maintenance operations and to make repairs, alterations, or additions, and to build additional stories on the building in which the Leased Premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements, including but not limited to structures for motor vehicle parking and the enclosing and air conditioning of sidewalks in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Tenant agrees to cooperate with Landlord permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. Temporary or partial obstruction of access to the Leased Premises caused by such construction shall not be a default of Landlord. Tenant acknowledges that Landlord may, but shall not be obligated to, replace the windows and/or roof serving the Leased Premises, at Landlord’s cost, provided that if replacement or the windows and/or roof becomes necessary due to damage caused by the negligence or willful misconduct of Tenant or its contractors, then the extent of such repair or replacement due to such damage may shall be at Tenant’s cost.

ARTICLE IV: CONDUCT OF BUSINESS BY TENANT

SECTION 4.01 Use of Premises

Tenant shall use the Leased Premises solely for the purpose of conducting business as provided in Section (m) of the Lease Summary and for no other purpose except as may be first approved by Landlord in writing, at the landlord’s strict discretion. Such approval shall not be unreasonably withheld. Tenant shall occupy the Leased Premises without delay upon the Lease Commencement Date and shall conduct continuously in the Leased Premises the business, in a safe and sanitary fashion, in compliance with all applicable laws. Tenant will not use or permit, or suffer the use of the Leased Premises for any business other than that stated above.

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SECTION 4.02 Operation of Business.

Tenant shall conduct its business in the Leased Premises during the regular customary days and hours for such type of business in the Shopping Center. Tenant shall keep the display windows and signage, if any, in the Leased Premises, well lighted during the hours from sundown to 10:00 P.M. Tenant shall not perform any acts or carry on any practices which may damage the Leased Premises, the Shopping Center building or improvements or be a nuisance or menace to other tenants in the Shopping Center or their customers, employees or invitees or which will result in the increase of casualty insurance premiums. Tenant shall further have the right to provide its own security service in the Leased Premises so long as the security service provided by Tenant does not interfere with the rights of Landlord or other tenants in the Shopping Center.

ARTICLE V

[Intentionally Omitted]

ARTICLE VI: SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

SECTION 6.01 Installation by Tenant.

(a)	All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior signs, exterior lighting, plumbing fixtures, shades or awnings or make any changes to the storefront without first obtaining Landlord's written approval and consent, which such consent shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work, including signage, at the time approval is sought, and simultaneously demonstrate to Landlord that the proposed alterations comply with local zoning and building codes.

(b)	All construction work done by Tenant within the Leased Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress (if any) and with the transaction of business in the Shopping Center. Without limitation on the generality of the foregoing, Landlord shall have the right to require that such work be performed during hours when the Shopping Center is not open for business, and in accordance with other rules and regulations which Landlord may, from time to time prescribe. Tenant agrees, subject to the limitations of Section 768.28, Florida Statutes, as amended, to indemnify Landlord and hold him harmless against any loss, liability or damage, resulting from such work.

SECTION 6.02 Responsibility of Tenant.

All alterations, decorations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant's behalf by agreement under this Lease, shall become property of the Landlord upon expiration or early termination of the Lease.

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SECTION 6.03 Tenant Shall Discharge All Liens.

Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the Mechanic's Lien Law of the State of Florida as set forth in Florida Statutes Section 713. In the event that a mechanic's claim of lien is filed against the Leased Premises or Shopping Center in connection with any work performed by or on behalf of the Tenant, the Tenant shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that the Tenant fails to satisfy or transfer such claim within said ten (10) day period, the Landlord may do so and thereafter charge the Tenant as Additional Rent all costs incurred by the Landlord in connection with satisfaction or transfer of such claim, including reasonable attorneys’ fees. Further, the Tenant agrees, subject to the limitations of Section 768.28, Florida Statutes, as amended, to indemnify, defend and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any such mechanics’ claim of lien. This Section shall survive the termination of the Lease.

SECTION 6.04 Signs, Awnings and Canopies.

(a)	Tenant will not place or permit to be placed or maintained on any exterior door, wall or window of the Leased Premises any sign, awnings or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Leased Premises, nor will any illuminated sign be placed in the window display area of the Leased Premises without first obtaining Landlord's written approval and consent which may not be unreasonably withheld.

b)	Tenant, at its sole expense, shall promptly erect a sign in accordance with the specifications as outlined in Exhibit E, within the area designated by the Landlord. Tenant further agrees that such signs, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved shall be maintained in good condition and repair at all times and shall conform to the criteria established from time to time by Landlord for the Shopping Center in the exercise of its sole discretion. Tenant must obtain the written approval of the Landlord before installing any such signs. Tenant shall keep its signs illuminated at all times.

c)	To the extent permissible by applicable laws, Tenant shall be permitted to place upon the Leased Premises, at Tenant’s cost, a professionally designed banner on the Tenant’s storefront fascia announcing Tenant’s “Coming Soon” and/or “Grand Opening”.

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ARTICLE VII: REPAIRS AND MAINTENANCE OF LEASED PREMISES

SECTION 7.01 Responsibility of Landlord.

(a) Landlord agrees to repair and maintain in good order and condition the roof, roof drains, outside walls, foundations and structural portions of the Leased Premises. Notwithstanding the foregoing, Tenant shall be solely responsible for, (i) repair or replacement of broken plate or window glass from whatever cause (except in case of damage by fire or other casualty covered by Landlord' s fire and extended coverage policy, or where such damage is the result of any act, omission, or neglect by Landlord, its employees, agents, or contractors); (ii) doors, door closure devices, window and door frames, moldings, locks and hardware; (iii) air conditioning units, (iv) repair of damage caused directly or indirectly by the negligence of the Tenant, its employees, agents, contractors, customers, invitees; and (v) interior repainting and redecoration. In no event, however, shall Landlord be liable for damages or injuries arising from the failure to make said repairs, nor shall Landlord be liable for damages or injuries arising from defective workmanship or materials.

(b) Except as hereinabove provided in Subparagraph (a), Landlord shall not be obligated or required to make any other repairs, and all other portions of the Leased Premises shall be kept in good repair and condition by Tenant, and at the end of the term of this Lease, Tenant shall deliver the Leased Premises to Landlord in good repair and condition, ordinary wear and tear and damage from fire and other casualty excepted.

(c) Except to the extent due to the negligence or willful misconduct of Landlord, its employees, agents or contractors, neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out of any breakage, leakage, getting out of order or defective condition of the electric wiring, roof, air conditioning or heating pipes and equipment, closets, plumbing, appliances, sprinklers, other equipment or other facilities serving the Leased Premises. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out of any defect in the Shopping Center or any part thereof, or in any building attached or adjacent thereto, or a part thereof, or in said Leased Premises or a part thereof, or caused by, or growing out of fire, rain, wind or other cause. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, war, act or omission of any tenant or occupant of the Building, any nuisance or interference caused or created by any tenant or occupant of the Building, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord’s control or, except in the case of the gross negligence or intentional misconduct of Landlord, for any damage or inconvenience which may arise through repair or alteration of any part of the Building. Tenant shall notify Landlord of any damage to the Leased Premises, regardless of the cause of such damage.

SECTION 7.02 Responsibilities of Tenant.

(a) Without limiting the generality of the foregoing Subparagraph 7.01 (b). Tenant agrees to repair and maintain in good order and condition the nonstructural interior portions of the Leased Premises, including the store fronts, show windows, doors, windows, plate and window glass, and floor covering, plumbing, heating, electrical and sewage system, facilities and appliances.

(b) Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Leased Premises or the building of which the Leased Premises constitutes a portion.

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(c) Tenant, its employees, or agents, shall not mark, paint, drill, or in any way deface any walls, ceilings, partitions, floors, wood, stone, or ironwork, prior to obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.

(d) Tenant shall comply with the requirements of all laws, orders, ordinances and regulations of all governmental authorities and will not permit any waste of property or same to be done and will take good care of the Leased Premises at all times. Tenant shall strictly comply with all laws, regulations and best practices associated with the handling and disposal of medical waste.

(e) If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand. Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof and upon completion thereof, Tenant shall pay Landlord’s cost for making such repairs, plus fifteen (15%) percent for overhead, upon presentation of bill therefore, as Additional Rent . Said bill shall include interest at twelve (12%) percent on said cost from the date of completion of repairs by Landlord. In the event the Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the gross negligence or willful act of Tenant or any of its employees, or agents, or that the maintenance or repair is, under the terms of this Lease, the responsibility of Tenant, Tenant shall pay Landlord's costs thereof plus overhead and interest as above provided in this Section.

(f) Upon expiration or earlier termination of the term of the Lease, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, ordinary wear and tear and damage from casualty excepted, and shall surrender all keys for the Leased Premises to Landlord. Tenant shall remove all its trade fixtures and leased equipment before surrendering the Leased Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of the Lease.

(g) Tenant shall at its own expense perform all janitorial and cleaning services within the Leased Premises in order to keep same in a neat, clean and orderly condition. Tenant shall maintain the Leased Premises in a neat, clean and orderly condition at all times.

(h) Tenant shall give Landlord prompt written notice (and telephonic notice in the case of an emergency) of any fire or other damage occurring on or to the Leased Premises.

ARTICLE VIII: INSURANCE AND INDEMNITY

SECTION 8.01 Liability Insurance.

Tenant shall obtain and keep in full force and effect during the term hereof, at its own cost and expense, a comprehensive general liability insurance policy, including Bodily Injury and Property Damage, on an occurrence basis, to afford protection in an amount of not less than Two Million Dollars ($2,000,000.00) combined single limit, for personal injury, death or property damage arising out of any one occurrence. The policy shall name Tenant as insured and Landlord, and any other person, firms or corporations designated by Landlord, as additional insured. A copy of the policy and an original certificate of insurance shall be delivered to Landlord prior to the Commencement Date and thirty (30) days prior to the expiration of the policy each year thereafter.

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SECTION 8.02 Fire And Extended Coverage Insurance.

Tenant shall at all times during the term hereof, and at its cost and expense, keep in full force and effect, policies of insurance covering its fixtures, equipment, goods, and inventory held for sale located on the Leased Premises, in an amount not less than eighty (80%) percent of their actual cash value, providing protection against any peril included within the standard classification of "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, malicious mischief, and business interruption insurance . The proceeds of such insurance, so long as this lease remains in effect, shall be used to repair or replace the fixtures and equipment so insured. Such insurance shall include coverage for HVAC units, bathroom and fire sprinkler fixtures.

SECTION 8.03 Increase in Fire Insurance Premium.

Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on the Leased Premises or the Shopping Center of which they are a part, resulting from the type of merchandise sold by Tenant in the Leased Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Leased Premises. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to equipment in the Leased Premises required by the company issuing Landlord' s fire insurance so as to avoid the cancellation of, or the increase in premiums on, said insurance. A tenant with the Permitted Use herein is deemed to be a tenant acceptable under the standard fire and extended insurance coverage.

In the event Tenant’s occupation and use of the Leased Premises causes any increase of premium for the fire, boiler and/or casualty rates on the Leased Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Leased Premises, the Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. The Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Bills for such additional premiums shall be tendered by Landlord to Tenant at such times as Landlord may elect and shall be due from, and payable by Tenant to Landlord when rendered, and the amount thereof shall be deemed to be Additional Rent.

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SECTION 8.04 Indemnification.

Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant. Without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, Tenant agrees, subject to the limitations of Section 768.28, Florida Statutes, as amended, to indemnify, defend, Landlord’s beneficiaries (if Landlord is a land trust), the managing agent of the Shopping Center, the leasing agent of the Shopping Center and their respective agents, partners, shareholders, officers, directors and employees of the Shopping Center harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and litigation expenses) in connection with injury to or death of any person or damage to or theft, loss or loss of the use of any property occurring in or about the Leased Premises or the Shopping Center arising from Tenant’s occupancy of the Leased Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Leased Premises or the Shopping Center, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other act or omission or willful misconduct of Tenant or any of its agents, employees, contractors, assigns, subtenants, guests or invitees.

Notwithstanding any other provision to the contrary, Landlord shall indemnify, protect, defend and hold Tenant, its employees, officers, and Trustees harmless from and against any and all claims, liabilities, losses, damages, judgments and suits arising from Landlord and its employees failure to comply with the terms and conditions of this Lease, or due to any other act or omission or willful misconduct, and Landlord shall pay Tenant’s reasonable attorney’s fees and litigation rights in connection therewith.

SECTION 8.05 Waiver of Subrogation.

Tenant waives (unless said waiver should invalidate any such insurance) its right to recover damages against Landlord for any reason whatsoever to the extent such loss or damage is covered by terms of the insurance policies Tenant is required to maintain pursuant to this Article VIII. Any insurance policy procured by Tenant which does not name Landlord as a named insured, shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company against the Landlord. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of Landlord, or Landlord’s agents, officers, employees or contractors, but shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Tenant or Landlord. Tenant shall obtain any special endorsements, if any, required by its insurers to evidence compliance with the aforementioned waiver, including an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover damages caused by the negligence of Tenant.

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ARTICLE IX: UTILITIES

Tenant shall be solely responsible for and promptly pay all charges for water, gas, electricity, sewer charges or trash removal or any other utility used or consumed in the Leased Premises. If any such charges are not paid when due, Landlord may, at its option, pay the same, and any amount so paid by the Landlord shall there upon become due to the Landlord from Tenant as Additional Rent. Should Landlord elect to supply the water, gas, electricity, trash removal, or any other utility used or consumed in the Leased Premises, Tenant agrees to purchase and pay for the same as Additional Rent at the applicable rates filed by the Landlord with the proper regulatory authority. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises. Tenant shall also be required prior to taking possession of the Leased Premises to pay to the Landlord any and all water or sewer connection or meter charges for the Leased Premises if the Landlord has been required to pay such charges by any private or governmental authority having jurisdiction there over.

ARTICLE X: ATTORNMENT AND SUBORDINATION

SECTION 10.01 Attornment.

In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, if requested to do so, Tenant shall attorn to the purchaser or grantee in lieu of foreclosure upon any such foreclosure or sale and recognize such purchaser or grantee in lieu of foreclosure as the Landlord under this Lease.

SECTION 10.02 Subordination.

Tenant agrees that this Lease and the interest of Tenant therein shall be, and the same hereby is made subject and subordinated at all times to all covenants, restrictions, easements and other encumbrances now or hereafter affecting the fee title of the Shopping Center and to all ground and underlying leases and to any mortgage in any amounts and all advances made and to be made thereon, which may now or hereafter be placed against or affect any or all of the land and/or any or all of the buildings and improvements, including the Leased Premises, now or at any time hereafter constituting a part of the Shopping Center, and/or any ground or underlying leases covering the same, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The term "Mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying Lessors or Mortgages. Should the Landlord or any ground or underlying Lessors or mortgagees desire confirmation of such subordination, then Tenant shall execute, and deliver, within 30 days of Landlord’s written request therefor, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying Lessors or mortgagees and reasonably acceptable to Tenant) subordinating this Lease and the Tenant’s rights hereunder. Landlord shall use its best efforts to provide a standard non-disturbance agreement from the mortgagee.

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ARTICLE XI: ASSIGNMENT AND SUBLETTING

SECTION 11.01 Consent Required.

(a) Tenant may not assign or in any manner transfer or grant or suffer any encumbrance of Tenant's interest in, this Lease in whole or in part, nor sublet all or any portion of the Leased Premises, or grant a license concession or other right of occupancy of any portion of the Leased Premises, without the prior written consent of Landlord in each instance. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is understood that Landlord may refuse to grant consent to any assignment or subletting by Tenant with or without cause and without stating in its refusal to grant such consent the reasons for which it refuses to grant such consent arbitrarily and may not, under any circumstances, be required or compelled to grant such consent, however such consent shall not be unreasonably withheld. If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

(b) Tenant shall have the obligation to pay a reasonable administrative fee to Landlord in connection with such assignment or sublease, of $15,000.00. The foregoing administrative fee shall not be applicable to a permissible assignments without Landlord’s consent pursuant to Section 11.01(a), unless Tenant, the assignee or subtenant requires written confirmation or acknowledgement by Landlord of the assignment or sublease, or requires the preparation or execution by Landlord of any documentation in connection with such assignment or sublease.

SECTION 11.02 Assignment by Landlord.

In the event of the transfer, sale or assignment by Landlord of its interest in this Lease or in the Shopping Center containing the Leased Premises to a person expressly assuming Landlord's obligations under this Lease, Landlord shall be and is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such transfer, sale or assignment; and the purchaser, at such sale, transfer, or assignment or any subsequent sale, transfer, or assignment of the Premises shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any such purchasers to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

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ARTICLE XII: WASTE, GOVERNMENTAL REGULATIONS

SECTION 12.01 Waste or Nuisance.

Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center, or which may adversely affect Landlord's interest in the Leased Premises or the Shopping Center.

SECTION 12.02 Governmental Regulations.

Tenant shall, at Tenant's sole cost and expense, comply with all county, municipal, state, federal laws, orders, ordinances and other applicable requirements of all governmental authorities, now in force, or which may hereafter be in force, pertaining to or affecting the condition, use or occupancy of the Leased Premises, and shall faithfully observe in the use and occupancy of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. Tenant shall, subject to the limitations of Section 768.28, Florida Statutes, as amended, indemnify, defend and save Landlord harmless from all costs, losses, expenses or damages resulting from Tenant’s failure to perform its obligations under this Section.

ARTICLE XIII: RULES AND REGULATIONS

SECTION 13.01 Rules and Regulations.

(a)	Tenant agrees as follows:

i)	All loading or unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Landlord.

(ii)	The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of the Landlord are necessary for the proper operation of the Leased Premises or Shopping Center. Trailers or trucks shall not be permitted to remain parked overnight in any area of the Shopping Center, whether loaded, unloaded or partially loaded or unloaded.

iii)	All garbage and refuse shall be bagged and tied and placed in the dumpsters in the rear of the center for collection in the manner and at the times and places specified by Landlord and in accordance with all governmental regulations. If Landlord shall provide or designate a service for picking up trash and garbage, Tenant shall use the same. Tenant shall pay the costs of removal of any of the Tenant's excessive refuse or trash.

(iv)	No radio or television aerial or other similar device shall be installed without first obtaining in each instance the Landlord’s consent in writing. No aerial shall be erected on the roof or exterior walls of the Leased Premises, or on the grounds of the Shopping Center, without in each instance, the written consent of the Landlord. Any aerial so installed without such written consent may be removed by Landlord at any time and Landlord shall not be liable for such removal.

(v)	No loud speakers, televisions, stereos, radios or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without prior written consent of the Landlord.

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(vi)	The outside areas immediately adjoining the Leased Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or merchandise in such areas, nor conduct any business therefrom.

(vii)	Intentionally deleted.

(viii)	The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be deposited therein, and the expenses of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents, or invitees shall have caused same.

(ix)	Tenant shall use, at Tenant's sole cost, such pest extermination contractors as Landlord may direct and at such intervals as Landlord may require.

(x)	Tenant shall keep the Leased Premises free from nuisances, noises or odors objectionable to the public, to other of the Shopping Center Tenants or to the Landlord.

(b)	Landlord reserves the right from time to time to suspend, amend or supplement the foregoing rules and regulations, adopt and promulgate additional rules and regulations applicable to the Leased Premises and the Shopping Center. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

(c)	Tenant agrees to comply with all rules and regulations upon notice to Tenant from Landlord, provided that such rules and regulations shall be reasonable and shall apply uniformly to all tenants of the Shopping Center.

ARTICLE XIV

Intentionally deleted.

ARTICLE XV: DESTRUCTION OF LEASED PREMISES

SECTION 15.01 Total or Partial Destruction.

If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault of Tenant, but are not thereby rendered untenable in whole or in part, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, and the rent and other charges shall not be abated. If, by reason of such occurrence, the Leased Premises shall be rendered untenable only in part, Landlord shall at its own expense cause the damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of Landlord' s original obligation to construct pursuant to Section 3.01, and the Monthly Base Rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenable; provided however, if such damage shall occur during the last two (2) years of the Term of this Lease (or of any renewal term). Landlord shall have the right, to be exercised by notice to Tenant within sixty (60) days after said occurrence, to elect not to repair such damage and to cancel and terminate this Lease effective as of a date stipulated in Landlord’s notice, which shall not be earlier than thirty (30) days nor later than sixty (60) days after the giving of such notice. If the Leased Premises shall be rendered wholly untenable by reason of such occurrence, the Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of the Landlord's original obligation to construct pursuant to Section 3. 01, and the Monthly Base Rent meanwhile shall be abated in whole except that Landlord shall have the right, to be exercised by notice to Tenant within sixty (60) days after said occurrence, to elect not to reconstruct the destroyed premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this Section shall be construed to permit the abatement in whole or in part of the percentage rent, nor charges for Common Area Maintenance and real estate taxes attributable to any period during which the demised Leased Premises shall be in untenable condition, nor shall there be any abatement in these items nor the Monthly Base Rent if such damage is caused by the fault of Tenant. Whenever the Monthly Base Rent shall be abated pursuant to this Section 15.01, such abatement shall continue until the date which shall be the sooner to occur of (i) fifteen (15) days after notice by Landlord to Tenant that the Leased Premises have been substantially repaired and restored, or (ii) the date Tenant's business operations are restored in the entire Leased Premises.

SECTION 15.02 Partial Destruction of Shopping Center.

In the event that fifty (50%) percent or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Leased Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days after said occurrence, to elect to cancel and terminate this Lease. If, in the opinion of Landlord’s architect, the damage portion of the Shopping Center cannot be repaired or restored within two hundred seventy (270) days from the date of notice of Landlord’s architect’s opinion, which opinion shall be delivered to Tenant not later than forty five (45) days following the date that fifty (50%) percent or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, then Tenant shall have the right to terminate this Lease by notifying the Landlord in writing of such termination within sixty (60) days of receipt of Landlord’s architect’s opinion. Upon the giving of a termination notice by either Landlord or Tenant in accordance with this paragraph, the term of this Lease shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate the Leased Premises and surrender the same to Landlord.

SECTION 15.03 Reconstruction of the Improvements.

In the event of any reconstruction of the Leased Premises under this Section, said reconstruction shall be in substantial conformity with the provisions of Section 3.01. Tenant shall commence the installation of fixtures, equipment and merchandise hereof promptly upon delivery to it of possession of the Leased Premises and shall diligently prosecute such installation to completion.

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ARTICLE XVI: EMINENT DOMAIN

SECTION 16.01 Total Condemnation.

If all or substantially all of the Leased Premises, or such portion of the Leased Premises or the Shopping Center as would render, in Landlord’s reasonable judgment, the continuance of Tenant’s business from the Leased Premises impracticable, shall be permanently taken or condemned for any public purpose, then this Lease, at the option of Tenant or Landlord upon the giving of written notice to the other party within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate.

SECTION 16.02 Partial Condemnation.

If less than all or substantially all of the Leased Premises or any portion of the Shopping Center shall be permanently taken or condemned for any public purpose, then Landlord shall have the option of terminating this Lease by written notice to Tenant within ten (10) days from the date of such condemnation or taking. If this Lease is terminated as provided above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Shopping Center, or any portion thereof, was the expiration date of this Lease. In the event that this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay the Rental up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Lease term relating to such portion of the Leased Premises. Thereafter the Base Rent and Additional Rent shall be adjusted on a pro rata, Rentable Square Foot basis. In the event of any such condemnation or taking and this Lease is not so terminated, Landlord shall promptly repair the Leased Premises so that the remaining portion of the Leased Premises or Building, as the case may be, shall constitute an architectural unit, fit for Tenant’s occupancy and business; provided, however, that Landlord’s obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking. In the event of any temporary taking or condemnation for any public purpose of the Leased Premises or any portion thereof, then this Lease shall continue in full force and effect except that Base Rent and Additional Rent, shall be adjusted on a pro rata rentable square foot basis for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations.

SECTION 16.03 Landlord's Damages.

In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired Lease Term and all leasehold improvements and Tenant may not assert a claim for a condemnation award therefor, the Tenant hereby expressly waiving any right or claim to any part thereof.

SECTION 16.04 Tenant's Damages.

Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the Leasehold or the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant' s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in (i) removing Tenant's furniture, fixtures, leasehold improvements and equipment, (ii) relocation and moving expenses, and (iii) compensation for loss to Tenant’s business, provided no such claim shall diminish or otherwise adversely affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of Section 16.03 and this Section 16.04.

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SECTION 16.05 Sale Under Threat of Condemnation.

A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

ARTICLE XVII: DEFAULT OF TENANT

SECTION 17.01 Events of Default.

Upon the happening of one or more of the events as expressed below in (a) to (h), inclusive (individually and collectively, "Event of Default”), the Landlord shall have any and all rights and remedies hereinafter set forth:

(a)	In the event Tenant should fail to pay any monthly installment of rent or any other sums required to be paid hereunder, including attorneys’ fees and costs Landlord incurs enforcing this Lease, both prior to and subsequent to legal process, as and when the same become due where such failure shall continue for a period of three (3) days after its due date.

(b) In the event a petition in bankruptcy (including Chapter X and Chapter XI bankruptcy proceedings or any other reorganization proceedings under the Bankruptcy Act) be filed by the Tenant, or be filed against Tenant, and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant is adjudged a bankrupt.

(c)	In the event an assignment for the benefit of creditors is made by Tenant.

(d) In the event of an appointment by any court of a Receiver, Trustee or other court officer of Tenant's property and such Receivership is not dismissed within thirty (30) days from such appointment or possession is not restored to Tenant within thirty (30) days or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(e) In the event Tenant, before the expiration of the Term hereof and without the written consent of the Landlord, vacates the Leased Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Leased Premises continuously during regular business hours of the Shopping Center for the purposes herein expressed.

(f) In the event Tenant fails to keep, observe or perform any of the other terms, conditions or covenants on the part of Tenant herein to be kept, observed and performed for more than fifteen (15) days after written notice thereof is given by Landlord to Tenant specifying the nature of such default, or if the default so specified shall be of such a nature that the same cannot reasonably be cured or remedied within said fifteen (15) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such fifteen (15) day period and shall not thereafter continuously and diligently proceed therewith to completion.

(g) In the event Tenant fails to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease.

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SECTION 17.02 Remedies of Landlord.

(a) In the event of such default or breach, Landlord shall have the right to terminate this Lease and to thereupon re-enter and take possession of the said Leased Premises with legal process, including without limitation, through a summary proceeding. In the event of any such default or breach, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to re-enter and re-let the Leased Premises or any part thereof, with legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Leased Premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or which become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefore as such monthly deficiency shall arise, or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining Term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter in any event. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Leased Premises in excess of the rent provided in this Lease.

(b) In the event of any such default or breach, the Landlord shall have the right, at its option, to declare the rents for the entire remaining Term and other indebtedness, if any, immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefore.

(c) In the event that Landlord obtains possession of the Leased Premises in accordance with subparagraph (a), then, in addition to other rights and remedies it may have Landlord, shall have the right to remove all or any part of the Tenant's property from said Leased Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and Tenant shall be responsible for all moving and storage costs associated therewith. Notwithstanding the foregoing, Landlord’s action pursuant to this paragraph shall be for purposes of clearing the Leased Premises, it being understood that Landlord shall at no time have, and further agrees not to seek, any lien on any property removed.

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(d) No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default or breach. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry or guilty of trespass or forcible entry.

(e) Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law now or hereafter in effect.

(f) Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

SECTION 17.03 Waiver.

The waiver by Landlord of any breach of any term, condition or covenant herein contained shall not be a waiver of such term, condition or covenant, or any subsequent breach of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. No re-entry hereunder shall bar the recovery of rents or damages for the breach of any of the terms, conditions or covenants on the part of Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver of forfeiture, or a waiver of the right of Landlord to annul this Lease or to re-enter said Leased Premises or to re-let same.

SECTION 17.04 Past Due Payments.

Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or Trust deed covering the Premises. Accordingly, in the event any rents, Additional Rents or any other payment due under this Lease should not be paid within five (5) days of the due date, Tenant shall pay to Landlord a late charge equal to the lesser of (a) the maximum amount permitted by law; or (b) seven (7%) percent. In addition thereto, in the event any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, then Tenant shall also pay to Landlord, to the extent permitted by law, an administrative charge of Seventy-five and No/100 Dollars ($75.00). Tenant recognizes and agrees that the charge(s) which Landlord is entitled to make upon the conditions stated in this Section represents, at the time this Lease is made, a fair and reasonable estimate and liquidation of the cost of Landlord in the administration of the Shopping Center resulting to Landlord from the events described which costs are not contemplated or included in any other rental charges provided to be paid by Tenant to Landlord in this Lease. The provisions herein for administrative charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising all other rights and remedies granted hereunder.

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SECTION 17.05 Legal Expenses.

Notwithstanding any other provision to the contrary herein, in the event any action or proceeding is brought by either party against the other under this Lease, the prevailing party shall not be entitled to recover any fees or costs of its attorneys in such action or proceeding, including costs of appeal, if any.

ARTICLE XVIII: ACCESS BY LANDLORD

SECTION 18.01 Right of Entry.

Landlord and Landlord's agents shall have the right to enter the Leased Premises, with notice to Tenant, at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the Shopping Center, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made unless Tenant is prevented from operating in the Leased Premises in whole or in part, in which event rent shall be proportionately abated during said period. During the twelve (12) months prior to the expiration of the Term of this Lease or any renewal term, Landlord may exhibit the Leased Premises to prospective tenants or purchasers, and place upon the Leased Premises the usual notices "For Lease" or, "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said Leased Premises, at any time, when for any reason and entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

SECTION 18.02 Roof.

Use of the roof above the Leased Premises is reserved exclusively to the Landlord. Tenant acknowledges that the roof’s warranty is voided by having any person on the roof other than an authorized representative of the landlord’s roofing company. In the event that tenant, or any of their employees, agents, contractors or any other accesses the roof, whether with tenant’s knowledge or lack thereof, tenant is fully responsible for all damages to the roof, both present and future due to the voiding of the roof’s warranty. If for some reason tenant needs access to the roof to repair equipment, tenant shall notify landlord. Landlord shall then within a reasonable time have an authorized representative of the roofing company present while tenant’s agent, contractor or other such authorized person accesses the roof to make said repairs.

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ARTICLE XIX: TENANT’S PROPERTY

SECTION 19.01 Taxes on Leasehold or Personality.

Unless otherwise exempt, Tenant shall be responsible for and shall pay before delinquent all municipal, county or state taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

SECTION 19.02 Loss and Damage.

Except to the extent of the negligence or willful misconduct of Landlord, its employees, agents, or contractors, Landlord shall not be responsible for any damage to property of Tenant or of others located on the Leased Premises nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, except where such damage shall be caused by willful misconduct of Landlord, its employees, agents, or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property of the Shopping Center, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall not be liable in damages or otherwise for any latent defect in the Leased Premises or in the Shopping Center of which it forms a part, except that if Tenant shall give notice to Landlord within a period of one (1) year from the date Tenant takes possession of the Leased Premises of the existence of any such latent defect, then provided such defect shall not have resulted from any act, alteration or improvement made by Tenant, Landlord shall repair such defect. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant's insurance carriers.

SECTION 19.03 Notice by Tenant.

Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the Shopping Center of which the Leased Premises is a part or of defects therein or in any fixtures or equipment.

ARTICLE XX: HOLDING OVER SUCCESSORS

SECTION 20.01 Holding Over.

In the event Tenant remains in possession of the Leased Premises after the expiration of the Term created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Leased Premises as a Tenant from month-to-month, at a monthly rent equal to the lesser of (a) two hundred percent (200%) of the Monthly Base Rent payable during the last month of the Lease term; or (b) the maximum holdover rent allowed by law, for each month occupying the Leased Premises. In addition to the Monthly Base Rent, Tenant agrees to pay monthly the monthly Shopping Center's operating costs payable for such month, such tenancy to be subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

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SECTION 20.2 Successors

All rights and liabilities herein given to or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and permitted assigns of the said parties; and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefits of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 11.01 hereof. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease and, in the event Landlord sells or transfers its interest in the Shopping Center and the purchaser or transferee assumes Landlord's obligation and covenants, Landlord shall thereupon be relieved of all further obligations hereunder.

ARTICLE XXI: QUIET ENJOYMENT

Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless to the terms and conditions of this Lease.

ARTICLE XXII: RENEWAL OPTION

Tenant shall have one (1) renewal option for a period of one (1) year. This Article shall not survive or be incorporated into any renewal terms of this lease.

ARTICLE XXIII: MISCELLANEOUS

SECTION 23.01 Accord and Satisfaction

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying the check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in the Lease or by law.

SECTION 23.02 Entire Agreement

This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until executed by both parties hereto.

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SECTION 23.03 No Partnership

Landlord does not in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venture or a member of a joint enterprise with Tenant.

SECTION 23.04 Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period of such delay. The provisions of this Section 23.04 shall not operate to excuse Tenant from the prompt payment of rent, Additional Rent or any other payments required by the terms of this Lease.

SECTION 23.05 Notices

a)	All notices shall be in writing.

(b) Any notice by Tenant to Landlord must be served by (i) certified or registered mail, postage prepaid; or (ii) nationally recognized overnight courier (such as FedEx, UPS), addressed to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice. Any notice by Landlord to Tenant shall be served by (iii) first class mail postage prepaid; or (iv) nationally recognized overnight courier (such as FedEx, UPS), addressed to Tenant at the address first hereinabove given.

(c) Notice shall be deemed to be properly given if addressed to Tenant at the address hereinabove given, if such first class mail is refused or otherwise not delivered.

SECTION 23.06 Captions and Section Numbers

The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 23.07 Tenant Defined, Use of Pronoun

The word "Tenant” shall be deemed and taken to mean each and every person mentioned as a Tenant herein be the same, one or more and if there shall be more than one Tenant, any notice required or permitted by the terms of the Lease may be given by or to any one thereof, and shall have the same force and effect as if given to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

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SECTION 23.08 Broker Commission.

Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, and each of the parties agrees, subject to the limitations of Section 768.28, Florida Statutes, as amended, to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder's fees resulting from the indemnitor's acts (including, without limitation the cost of counsel fees in connection therewith), except for such brokers identified herein.

SECTION 23.09 Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 23.10 Effectiveness of Lease

The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant, and the receipt of the full Security Deposit, and if paid by check, subject to clearance.

SECTION 23.11 Recording

Tenant shall not record this Lease or any memorandum thereof without the written consent and joinder of Landlord.

SECTION 23.12 Default and Liability of Landlord

(a) Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than fifteen (15) days after receipt of written notice by Tenant to Landlord, specifying how Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are required for performance then Landlord shall not be in default if Landlord commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion.

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(b) Anything contained in this Lease at law or in equity to the contrary notwithstanding Tenant expressly acknowledges and agrees that there shall at no time be or be construed as being any personal liability by or on the part of Landlord or any director, stockholder, partner, principal (disclosed or undisclosed), representative or agent of Landlord. Landlord represents to Tenant that it is the fee simple owner of the Shopping Center, including the Leased Premises. Tenant will look solely to the Landlord's interest in the Shopping Center for the satisfaction of any and all claims, remedies or judgments (or other judicial process) in favor of Tenant requiring the payment of money by Landlord in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise. Such limitation of personal liability as herein set forth to be absolute, unconditional and without exception of any kind.

SECTION 23.13 Time of the Essence

Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

SECTION 23.14 Estoppel Information

When the Commencement Date is determined, upon request of Landlord, Tenant shall execute and deliver to Landlord, but in no event more than five (5) times in any calendar year, without charge a written declaration on a customary form reasonably satisfactory Tenant and to Landlord: (i) ratifying this Lease; (ii) confirming the commencement and expiration dates of the Term of the Lease; (iii) certifying that Tenant is in occupancy of the Leased Premises, the date Tenant commenced operating Tenant's business therein and that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended except by such writings as shall be stated; (iv) that all conditions under this Lease to be performed by Landlord have been satisfied except such as shall be stated; (v) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (vi) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; and (vii) reciting the amount of security deposited with Landlord, if any. Tenant shall endeavor to deliver such estoppel certificate to Landlord as promptly as possible, without unnecessary delay.

SECTION 23.15 Cumulative Remedies

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

SECTION 23.16 Choice of Law and Venue.

Each party to this Lease unconditionally and irrevocably: (i) agree that this Lease shall be governed by the laws of the State of Florida; (ii) submit to the exclusive jurisdiction and venue of the state and federal courts located in Miami-Dade county, state of Florida; and (iii) waive any objections they may have at any time to the laying of venue of any suit, action or proceeding relating hereunder.

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SECTION 23.17 Counterparts

This Lease may be executed in multiple copies each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.

SECTION 23.18 Acceptance of Funds by Landlord

No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Leased Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit.

SECTION 23.19 WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

SECTION 23.20 Interpretation of Lease.

This Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

SECTION 23.21 Landlord's Lien.

Intentionally deleted.

SECTION 23.22 Use of Premises

The Premises shall be used only for such purposes as set forth in Section (m) of the Lease Summary. Landlord shall not enter into any agreement with any other natural person, firm, partnership, association, corporation, limited liability company, trust, public body, authority, governmental unit or other entity which shall prohibit Tenant from providing primary care services.

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SECTION 23.23 Authority

Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board of Trustees) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, Landlord warrants that all consent or approvals required of third parties (including but not limited to its manager or members) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.

SECTION 23.24 RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

SECTION 23.25 Attachments

All Exhibits and any addenda which are attached to this Lease are a part of this Lease and are incorporated herein as if fully set forth herein.

[SIGNATURES ON FOLLOWING PAGE(S)]

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IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease of the day and year first above written.

LANDLORD:

615 – 5TH STREET, CORP.,
a Florida for-profit corporation.

Witnesses:

/s/ Thomas Streda	By:	/s/ Daniel Stone
Print Name Thomas Streda	Name:	Daniel Stone
	Title:	Secretary

/s/ Jorge Valdes
Print Name Jorge Valdes

TENANT:

Witnesses:
LMP Finance LLC DBA Rentals
Sam Tawfik

/s/ Thomas Streda	By:	/s/ Samer Tawfik
Print Name Thomas Streda	Name:	Samer Tawfik
	Title:	General Partner
/s/ Jorge Valdes
Print Name Jorge Valdes

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